Exhibit 99.1
PARALLEL PETROLEUM ANNOUNCES FOURTH QUARTER AND YEAR END 2008
FINANCIAL RESULTS AND CONFERENCE CALL AND WEBCAST
MIDLAND, Texas, (BUSINESS WIRE), February 23, 2009 – Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the three and twelve months ended December 31, 2008, compared to the results for the same periods in 2007. In a separate press release issued today, Parallel announced its production, year-end 2008 proved reserves and a field operations update. The Company’s financial and field operations conference call and webcast will be held Tuesday, February 24, 2009 at 2:00 p.m. Eastern time (1:00 p.m. Central time). Details for the conference call and webcast are disclosed in this press release.
Fourth Quarter Financial Results
For the three months ended December 31, 2008, Parallel reported a net loss of $158.6 million, or a loss of $3.81 per diluted share. Included in the net loss was a $300.5 million pre-tax, non-cash impairment to the Company’s oil and natural gas properties. Also included in the net loss was a $59.9 million pre-tax gain on derivatives. The Company received in cash a net payment of $0.4 million in derivative contracts during the period. For the three months ended December 31, 2007, Parallel reported a net loss of $8.3 million, or a loss of $0.21 per diluted share. Included in the net loss for the three months ended December 31, 2007 was a $25.6 million pre-tax loss on derivatives. The Company settled in cash a net payment of $6.7 million in derivative contracts during the period. Parallel had no derivatives classified as hedges during the fourth quarters of 2008 or 2007.
For the fourth quarter of 2008, Parallel’s oil and natural gas sales were 269 MBbls of oil and 2,606 MMcf of natural gas, or 703 MBOE. During this period, the average prices the Company received for its oil and natural gas were $54.96 per barrel and $4.43 per Mcf, or $37.41 per BOE. For the same period of 2007, oil sales were 254 MBbls at an average price of $84.77 per barrel and natural gas sales were 2,179 MMcf at an average price of $6.68 per Mcf, or 617 MBOE at an average price of $58.46 per BOE.
When comparing the fourth quarter ended December 31, 2008 to the fourth quarter ended December 31, 2007, oil and gas operating revenues decreased from $36.1 million to $26.3 million, total costs and expenses increased from $18.7 million to $322.5 million, and operating income decreased from $17.3 million to an operating loss of $296.2 million. Total operating costs and expenses increased primarily due to the impairment charge and increases in lease operating expense, general and administrative expense, and depreciation, depletion and amortization costs. Interest expense increased from $5.7 million to $6.7 million.
When comparing the fourth quarter ended December 31, 2008 to the fourth quarter ended December 31, 2007, net cash provided by operating activities decreased from $22.6 million to $12.6 million, net cash used in investing activities increased from $43.5 million to $49.0 million, and net cash provided by financing activities increased from $23.5 million to $62.0 million.
Twelve Months Financial Results
For the twelve months ended December 31, 2008, Parallel reported a net loss of $131.9 million, or a loss of $3.18 per diluted share. Included in the net loss was a $300.5 million pre-tax, non-cash impairment to the Company’s oil and natural gas properties. Also included in the net loss was a $32.0 million pre-tax gain on derivatives. The Company settled in cash a net payment of $35.9 million in derivative contracts during 2008. For the twelve months ended December 31, 2007, Parallel reported a net loss of $4.7 million, or a loss of $0.12 per diluted share. Included in the net loss was a $36.8 million pre-tax loss on derivatives. The Company settled in cash a net payment of $16.6 million in derivative contracts during 2007. Parallel had no derivatives classified as hedges during the twelve months ended December 31, 2008 or 2007.
For the twelve months ended December 31, 2008, Parallel’s oil and natural gas sales were 1,027 MBbls of oil and 10,944 MMcf of natural gas, or 2,851 MBOE. During this period, the average prices the Company received for its oil and natural gas were $95.25 per barrel and $7.74 per Mcf, or $64.02 per BOE. For the same period of 2007, oil sales were 1,051 MBbls at an average price of $65.97 per barrel and natural gas sales were 7,422 MMcf at an average price of $6.29 per Mcf, or 2,288 MBOE at an average price of $50.72 per BOE.
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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

When comparing the twelve months ended December 31, 2008 to the twelve months ended December 31, 2007, oil and gas operating revenues increased from $116.0 million to $182.5 million, total costs and expenses increased from $67.1 million to $392.8 million, and operating income decreased from $49.0 million to an operating loss of $210.2 million. Total operating costs and expenses increased primarily due to the impairment charge and increases in lease operating expense, production taxes, general and administrative expense, and depreciation, depletion and amortization costs. Interest expense increased from $19.2 million to $23.8 million.
When comparing the twelve months ended December 31, 2008 to the twelve months ended December 31, 2007, net cash provided by operating activities increased from $74.1 million to $121.0 million, net cash used in investing activities increased from $164.9 million to $258.3 million, and net cash provided by financing activities increased from $92.7 million to $165.7 million.
Balance Sheet Review
At December 31, 2008, current assets were $80.6 million, which included $41.3 million of cash, cash equivalents and short-term investments and $22.7 million of current derivatives assets. Current liabilities were $52.1 million, including current derivative and put premium obligations of $3.6 million. Long-term liabilities were $391.4 million, including $370.9 million of debt and $8.8 million of derivative and put premium obligations. The borrowing base under the Company’s revolving credit facility was $230.0 million as of December 31, 2008, and outstanding borrowings under the revolving credit facility at that same date were $225.0 million. In addition, the Company had $150.0 million outstanding under its 10 1/4% senior notes. As of December 31, 2008, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $391.3 million. Stockholders’ equity was $107.0 million.
Non-GAAP Financial Measures
Operating cash flow, defined as net cash provided by operating activities adjusted for changes in assets and liabilities, was $12.0 million for the fourth quarter of 2008, down from fourth quarter 2007 comparable operating cash flow of $20.7 million. Operating cash flow was $114.7 million for the twelve months ended December 31, 2008, up from twelve-month 2007 comparable operating cash flow of $61.6 million.
Adjusted EBITDA for the fourth quarter of 2008 was $19.2 million, down from fourth quarter 2007 comparable adjusted EBITDA of $19.4 million. Adjusted EBITDA for the twelve months ended December 31, 2008 was $102.6 million, up from twelve-month 2007 comparable adjusted EBITDA of $63.8 million. EBITDA is defined as net income (loss) adjusted for income tax benefit, interest expense, cost of debt retirement, and depreciation, depletion and amortization expense. Adjusted EBITDA is defined as EBITDA adjusted for unrealized gains and losses on oil and natural gas derivatives, equity gains and losses on pipelines and gathering system ventures, impairment of oil and natural gas properties, other non-cash items, and hedge settlements.
NOTE: Operating cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see the end of this press release, or go to the Company’s web site at www.plll.com, for further explanation and reconciliation of these non-GAAP financial measures.
Management Comments
Larry C. Oldham, Parallel’s President, commented, “These are challenging times in the oil and gas industry, primarily due to the dramatic decreases in oil and natural gas prices since the second quarter of 2008. Many oil and gas projects industry-wide have become marginal or uneconomic at today’s prices.”
Oldham further commented, “As we announced on February 12, 2009, we have reduced our 2009 CAPEX budget for all projects 76%, from $118.8 million to $29.1 million. We anticipate increasing liquidity while we fund this revised CAPEX budget out of operating cash flow. For 2009 and 2010, we have approximately 2,400 and 2,100 barrels of oil per day, respectively, hedged at an average floor of approximately $70.00 per barrel (NYMEX). For 2009, we have approximately 9,000 MMBTU per day of natural gas costless collars with an average floor of approximately $7.06 and an average ceiling of approximately $9.93 per MMBTU (WAHA). For 2010, we have recently added 10,000 MMBTU per day of natural gas costless collars with a floor of $4.75 and a ceiling of $5.90 per MMBTU (WAHA).”
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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

In a final comment, Oldham stated, “We will continue to monitor commodity markets, service costs, economic conditions and other factors and may further adjust our $29.1 million 2009 CAPEX budget. We would like to see product prices increase and stabilize and service costs adjust accordingly. In the meantime, these measures will help us through these challenging times.”
Conference Call and Webcast Information
Parallel’s management will host a conference call to discuss fourth quarter and year-end 2008 financial results, production, year-end 2008 proved reserves, work-in-progress, revised 2009 CAPEX budget, and field operations. In addition to this press release, please refer to Parallel’s Form 10-K Report for the twelve months ended December 31, 2008 that was filed with the Securities and Exchange Commission on February 23, 2009 and its field operations press release dated February 23, 2009.
The conference call will be held on Tuesday, February 24, 2009, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 888-680-0860 or 617-213-4852, Participant Passcode 60995119, at least ten minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 88707132.
Participants may pre-register for the call at Parallel’s web site on the Event Details page for the webcast or at https://www.theconferencingservice.com/prereg/key.process?key=PBBWHVXVH. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
($ in thousands)

	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$36,303	$7,816
Short-term investments	5,002	—

Accounts receivable:
Oil and natural gas sales	13,399	20,499
Joint interest owners and other, net of allowance for doubtful accounts of $50	2,805	2,460
Affiliates and joint ventures	12	3,970

	16,216	26,929
Other current assets	430	449
Derivatives	22,665	151
Deferred tax asset	—	10,293

Total current assets	80,616	45,638

Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $137,202 and $86,402 not subject to depletion)	878,722	648,576
Other	3,172	2,877

	881,894	651,453
Less accumulated depreciation, depletion and amortization	(490,566)	(145,482)

Net property and equipment	391,328	505,971

Restricted cash	81	78
Investment in pipelines and gathering system ventures	337	8,638
Other assets, net of accumulated amortization of $1,443 and $1,193	3,566	2,768
Deferred tax asset	60,567	—
Derivatives	14,081	—

	$550,576	$563,093

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable trade	$13,560	$12,264
Accrued liabilities	21,742	29,135
Accrued interest on senior notes	6,407	6,449
Asset retirement obligations	158	598
Derivative obligations	3,004	30,424
Put premium obligations	628	—
Deferred tax liability	6,597	—

Total current liabilities	52,096	78,870

Revolving credit facility	225,000	60,000
Senior notes (principal amount $150,000)	145,890	145,383
Asset retirement obligations	11,221	4,339
Derivative obligations	5,136	13,194
Put premium obligations	3,655	—
Deferred tax liability	—	26,045
Termination obligation	532	—

Total long-term liabilities	391,434	248,961

Commitments and contingencies

Stockholders’ equity:
Series A preferred stock — par value $0.10 per share, authorized 50,000 shares	—	—
Common stock — par value $0.01 per share, authorized 60,000,000 shares, issued and outstanding 41,597,161 and 41,252,644	415	412
Additional paid-in capital	200,132	196,457
Retained earnings (deficit)	(93,501)	38,393

Total stockholders’ equity	107,046	235,262

	$550,576	$563,093

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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
($ in thousands, except per share data)

	Years Ended December 31,
	2008	2007	2006
Oil and natural gas revenues:
Oil and natural gas sales	$182,515	$116,031	$97,025

Costs and expenses:
Lease operating expense	28,454	22,200	16,819
Production taxes	9,135	5,545	5,577
Production tax refund	(1,958)	(1,209)	—
General and administrative	11,907	10,415	9,523
Depreciation, depletion and amortization	44,691	30,115	24,687
Impairment of oil and natural gas properties	300,532	—	—

Total costs and expenses	392,761	67,066	56,606

Operating income (loss)	(210,246)	48,965	40,419

Other income (expense), net:
Gain (loss) on derivatives not classified as hedges	32,018	(36,776)	2,802
Gain on ineffective portion of hedges	—	—	626
Interest and other income	278	197	158
Interest expense, net of capitalized interest	(23,750)	(19,177)	(12,360)
Cost of debt retirement	(286)	(760)	—
Other expense	(12)	(118)	(189)
Equity in gain (loss) of pipelines and gathering system ventures	380	(311)	8,593

Total other income (expense), net	8,628	(56,945)	(370)

Income (loss) before income taxes	(201,618)	(7,980)	40,049

Income tax benefit (expense)	69,724	3,319	(13,894)

Net income (loss)	$(131,894)	$(4,661)	$26,155

Net income (loss) per common share:
Basic	$(3.18)	$(0.12)	$0.73

Diluted	$(3.18)	$(0.12)	$0.71

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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
($ in thousands)

	Years Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income (loss)	$(131,894)	$(4,661)	$26,155
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	44,691	30,115	24,687
Impairment of oil and natural gas properties	300,532	—	—
Gain on sale of automobiles	—	(30)	—
Accretion of asset retirement obligation	401	324	248
Accretion of senior notes discount	507	197	—
Deferred income tax (benefit) expense	(69,724)	(3,319)	13,894
(Gain) loss on derivatives not classified as hedges	(32,018)	36,776	(2,802)
(Gain) loss on ineffective portion of hedges	—	—	(626)
Amortization of deferred financing costs	567	493	492
Cost of debt retirement	286	760	—
Accretion of interest on put obligations	97	—	—
Common stock issued in lieu of cash for directors fees	358	96	118
Stock option expense	1,321	247	531
Equity in (gain) loss in pipelines and gathering system ventures	(380)	311	(8,593)
Return on investment in pipelines and gathering system ventures	—	287	9,000
Bad debt expense	—	(30)	71

Changes in assets and liabilities:
Other assets, net	(861)	(114)	1,075
Restricted cash	(3)	247	(50)
Accounts receivable	10,713	2,253	(15,151)
Other current assets	19	1,070	(153)
Accounts payable and accrued liabilities	(3,571)	9,097	19,290

Net cash provided by operating activities	121,041	74,119	68,186

Cash flows from investing activities:
Additions to oil and natural gas properties	(217,393)	(146,798)	(189,396)
Use of restricted cash for acquisition of oil and natural gas properties	—	—	2,366
Proceeds from disposition of oil and natural gas properties and other property and equipment	427	1,677	130
Additions to other property and equipment	(434)	(379)	(210)
Settlements of derivative instruments	(35,869)	(16,615)	(3,902)
Short-term investments	(5,002)	—	—
Net investment in pipelines and gathering system ventures	(26)	(2,782)	(11,260)
Return of investment in pipelines and gathering system ventures	—	—	7,724

Net cash used in investing activities	(258,297)	(164,897)	(194,548)

Cash flows from financing activities:
Borrowings from bank line of credit	165,000	92,000	117,000
Payments on bank line of credit	—	(147,000)	(52,000)
Payment on term loan	—	(50,000)	—
Senior notes (principal amount $150,000 in 2008 and 2007)	—	145,186	—
Deferred financing costs	(788)	(813)	(179)
Deferred debt offering	—	(1,671)	—
Proceeds from exercise of stock options and warrants	1,531	2,460	766
Proceeds (net) from common stock issued	—	52,522	60,267

Net cash provided by financing activities	165,743	92,684	125,854

Net increase (decrease) in cash and cash equivalents	28,487	1,906	(508)

Cash and cash equivalents at beginning of year	7,816	5,910	6,418

Cash and cash equivalents at end of year	$36,303	$7,816	$5,910

Non-cash financing and investing activities:
Deferred purchase of derivative puts	$4,186	$—	$—
Oil and natural gas properties asset retirement obligation	$6,041	$(450)	$2,320
Additions to oil and natural gas properties accrued	$(2,100)	$2,500	$6,000
Termination obligation capitalized to oil and natural gas properties	$532	$—	$—
Transfer to oil and natural gas properties	$8,707	$—	$—
Transfer from equity investment	$(8,707)	$—	$—
Non-cash exchange of oil and natural gas properties:
Properties received in exchange	$—	$6,463	$—
Properties delivered in exchange	$—	$(5,495)	$—
Other transactions:
Interest paid	$22,609	$13,096	$12,255
Taxes paid	$40	$—	$40
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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

PARALLEL PETROLEUM CORPORATION
SELECTED OPERATING AND FINANCIAL DATA

	Three Months Ended		Twelve Months Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
	(in thousands, except per unit data)		(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	269	254	1,027	1,051
Natural gas (Mcf)	2,606	2,179	10,944	7,422
BOE (1)	703	617	2,851	2,288
BOE per day	7.6	6.7	7.8	6.3

Sales Prices:
Oil (per Bbl)	$54.96	$84.77	$95.25	$65.97
Natural gas (per Mcf)	$4.43	$6.68	$7.74	$6.29
BOE price	$37.41	$58.46	$64.02	$50.72

Operating Revenues:
Oil	$14,756	$21,529	$97,799	$69,315
Effect of oil hedges	—	—	—	—
Natural gas	11,542	14,545	84,716	46,716

	$26,298	$36,074	$182,515	$116,031

Operating Expenses and Income:
Lease operating expense	$6,682	$5,781	$28,454	$22,200
Production taxes	1,014	1,848	9,135	5,545
Production tax refund	(1,958)	—	(1,958)	(1,209)
General and administrative	2,949	2,678	11,907	10,415
Depreciation, depletion and amortization	13,305	8,435	44,691	30,115
Impairment of oil and natural gas properties	300,532	—	300,532	—

Total costs and expenses	322,524	18,742	392,761	67,066

Operating income (loss)	(296,226)	17,332	(210,246)	48,965

Other income (expense), net
Gain (loss) on derivatives not classified as hedges	59,852	(25,615)	32,018	(36,776)
Gain on ineffective portion of hedges	—	—	—	—
Interest and other income	193	34	278	197
Interest expense, net of capitalized interest	(6,725)	(5,728)	(23,750)	(19,177)
Cost of debt retirement	(184)	—	(286)	(760)
Other expense	—	(27)	(12)	(118)
Equity in gain (loss) of pipelines and gathering system ventures	—	352	380	(311)

Total other income (expense), net	53,136	(30,984)	8,628	(56,945)

Income (loss) before income taxes	(243,090)	(13,652)	(201,618)	(7,980)
Income tax benefit (expense)	84,464	5,330	69,724	3,319

Net income (loss)	$(158,626)	$(8,322)	$(131,894)	$(4,661)

Net income (loss) per common share:
Basic	$(3.81)	$(0.21)	$(3.18)	$(0.12)
Diluted	$(3.81)	$(0.21)	$(3.18)	$(0.12)

Weighted average common shares outstanding:
Basic	41.6	39.1	41.5	38.1
Diluted	41.6	39.1	41.5	38.1

(1)	A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF DECEMBER 31, 2008 (1)
PUT OPTIONS:

			Estimated
			Fair Market
Period of Time	Barrels of Oil	Floor	Value
			($ in thousands)
Jan 1, 2009 thru Dec 31, 2009	109,500	$100.00	$5,112
Jan 1, 2010 thru Dec 31, 2010	280,100	$84.36	6,405
Jan 1, 2011 thru Dec 31, 2011	146,000	$100.00	5,139

Total Fair Market Value			$16,656

COLLARS: (2)

				Estimated
		NYMEX Oil Prices		Fair Market
Period of Time	Barrels of Oil	Floor	Ceiling	Value
				($ in thousands)
Jan 1, 2009 thru Dec 31, 2009	766,500	$65.71	$82.93	$10,942
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	2,449

	MMBTU of	WAHA Gas Prices
Period of Time	Natural Gas	Floor	Ceiling
Jan 1, 2009 thru Dec 31, 2009	3,285,000	$7.06	$9.93	6,611

Total Fair Market Value				$20,002

INTEREST RATE SWAPS:

		Weighted Avg	Estimated
	Notional	Fixed	Fair Market
Period of Time	Amounts	Interest Rates	Value
	($ in millions)		($ in thousands)
Jan 1, 2009 thru Dec 31, 2009	$100	4.22%	$(3,004)
Jan 1, 2010 thru Oct 31, 2010	$100	4.71%	(2,517)
Nov 1, 2010 thru Dec 31, 2010	$50	4.26%	(216)
Jan 1, 2011 thru Dec 31, 2011	$100	4.67%	(2,315)

Total Fair Market Value			$(8,052)

(1)	BNP Paribas and Citibank, N.A. are the counterparties in Parallel’s derivative instruments.

(2)	Subsequent Event: On February 18, 2009, the Company executed a trade for 10,000 MMBTU/day natural gas (WAHA) for calendar 2010 costless collars with a floor of $4.75 and a ceiling of $5.90 with a total volume of 3,650,000 MMBTU.

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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

PARALLEL PETROLEUM CORPORATION
RECONCILIATION OF OPERATING CASH FLOW
($ in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
NET CASH PROVIDED BY OPERATING ACTIVITIES	$12,616	$22,590	$121,041	$74,119
Adjustments:
Changes in assets and liabilities	(597)	(1,891)	(6,297)	(12,553)

OPERATING CASH FLOW (1)	$12,019	$20,699	$114,744	$61,566

(1)	Operating cash flow represents net cash provided by operating activities adjusted for changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Operating cash flow is widely accepted as a financial indicator of an oil and natural gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows, or as a measure of liquidity.

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Parallel Petroleum Announces
4Q and Year End 2008 Financial Results and Conference Call & Webcast
February 23, 2009

PARALLEL PETROLEUM CORPORATION
RECONCILIATION OF EBITDA
($ in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
NET INCOME (LOSS)	$(158,626)	$(8,322)	$(131,894)	$(4,661)
Income tax benefit	(84,464)	(5,330)	(69,724)	(3,319)
Interest expense, net of capitalized interest	6,725	5,728	23,750	19,177
Cost of debt retirement	184	—	286	760
Depreciation, depletion and amortization	13,305	8,435	44,691	30,115

EBITDA(1)	$(222,876)	$511	$(132,891)	$42,072

(1)	EBITDA represents net income (loss) adjusted for income tax benefit, interest expense, cost of debt retirement, and depreciation, depletion and amortization expense. EBITDA is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expendi- tures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreement and is used in the financial covenants in our bank credit agreement. EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. EBITDA is reconciled to net cash provided by operating activities as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
NET CASH PROVIDED BY OPERATING ACTIVITIES	$12,616	$22,590	$121,041	$74,119
Changes in assets and liabilities	(597)	(1,891)	(6,297)	(12,553)
Interest expense, net of capitalized interest	6,725	5,728	23,750	19,177
Equity in (gain) loss of pipelines and gathering system ventures	—	352	380	(311)
Return on investment in pipelines and gathering system ventures	—	(287)	—	(287)
Impairment of oil and natural gas properties	(300,532)	—	(300,532)	—
Gain (loss) on derivatives not classified as hedges	59,852	(25,615)	32,018	(36,776)

Other non-cash items:
Gain on sale of automobiles	—	5	—	30
Accretion of asset retirement obligation	(126)	(81)	(401)	(324)
Accretion of senior notes	(132)	(83)	(507)	(197)
Accretion of interest on put obligations	(52)	—	(97)	—
Amortization of deferred financing cost	(58)	(121)	(567)	(493)
Common stock issued in lieu of cash for directors fees	(23)	—	(358)	(96)
Stock option expense	(549)	(86)	(1,321)	(247)
Bad debt expense	—	—	—	30

Sub-total other non-cash items	(940)	(366)	(3,251)	(1,297)

EBITDA	$(222,876)	$511	$(132,891)	$42,072

PARALLEL PETROLEUM CORPORATION
RECONCILIATION OF ADJUSTED EBITDA
($ in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
EBITDA	$(222,876)	$511	$(132,891)	$42,072

Adjustments, before tax:
Unrealized (gains) losses on oil and natural gas derivatives	(59,852)	25,615	(32,018)	36,776
Equity in (gain) loss of pipelines and gathering system ventures	—	(352)	(380)	311
Impairment of oil and natural gas properties	300,532	—	300,532	—
Other non-cash items	940	366	3,251	1,297
Hedge (payments) receipts	437	(6,740)	(35,869)	(16,615)

Adjusted EBITDA(1)	$19,181	$19,400	$102,625	$63,841

(1)	Adjusted EBITDA excludes certain items that management believes affect the comparability of operating results. The Company discloses this non-GAAP financial measure because:
(a)	management uses it to evaluate the Company’s operational trends and performance relative to other oil and natural gas producing companies; and

(b)	adjusted EBITDA is more comparable to estimates provided to our lenders.

-more-

Parallel Petroleum Announces
4Q and Year End 2008 Financial Results & Conference Call & Webcast
February 23, 2009

The Company
Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the exploitation, development, acquisition and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel is available via the internet at www.plll.com.
This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to:
•	the results of exploratory drilling activity;
•	the Company’s growth strategy;
•	changes in oil and natural gas prices;
•	operating risks;
•	availability of drilling equipment;
•	outstanding indebtedness;
•	weaknesses in our internal controls;
•	the inherent variability in early production tests;
•	uncertainties inherent in estimating production rates;
•	the availability and capacity of natural gas gathering and transportation facilities;
•	the period of time that our oil and natural gas wells have been producing;
•	changes in interest rates;
•	dependence on weather conditions;
•	seasonality;
•	expansion and other activities of competitors;
•	changes in federal or state environmental laws and the administration of such laws; and
•	the general condition of the economy and its effect on the securities market.
While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
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